UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2015

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34698 (Commission File No.)	27-1493212 (I.R.S. Employer Identification No.)

Excel Centre

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 29, 2015 Excel Trust, Inc. (the “Company”) issued a press release regarding its financial results for the period ended March 31, 2015. Copies of the press release as well as supplemental information are available on the Company’s website at www.exceltrust.com, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

The information contained in this Current Report, including the exhibits referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company’s, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

As disclosed in Item 2.02 above, on April 29, 2015, the Company issued a press release and made available supplemental information regarding its financial results for the period ended March 31, 2015 and also commenting on the Company’s pending acquisition by Blackstone Property Partners L.P. The information set forth in Item 2.02 regarding the Company’s pending acquisition by Blackstone Property Partners L.P. is hereby incorporated into this Item 8.01. All other information set forth in Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company’s, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
99.1	Press release issued by Excel Trust, Inc. on April 29, 2015.
99.2	Excel Trust, Inc. Supplemental Operating and Financial Data for the period ended March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2015		Excel Trust, Inc.

	By:	/s/ James Y. Nakagawa
James Y. Nakagawa
Chief Financial Officer